Exhibit 99.3

Unaudited Pro Forma Combined Financial Information

On October 3, 2016, HWC Wire & Cable Company (the “Buyer”) a subsidiary of Houston Wire & Cable Company, (the “Company” or “HWC”), entered into a Stock Purchase Agreement, (the “Purchase Agreement”), between Buyer and DXP Enterprises, Inc. (“DXP”). Pursuant to the Purchase Agreement, the Buyer acquired all of the issued and outstanding shares of common stock of Vertex Corporate Holdings, Inc. and its subsidiaries (“Vertex”) from DXP (the “Acquisition”). Vertex is engaged in the wholesale distribution of industrial fasteners.

The following unaudited pro forma combined financial information presents the combined financial position and results of operations of HWC and Vertex as if the Acquisition occurred and the debt used to fund the Acquisition were incurred, as of September 30, 2016, , for purposes of the unaudited pro forma combined balance sheet as of September 30, 2016, and as of January 1, 2015 for purposes of the unaudited pro forma combined statements of income for the year ended December 31, 2015 and for the nine months ended September 30, 2016.

The historical consolidated financial statements and notes thereto of HWC are included in its Annual Report on Form 10-K for the year ended December 31, 2016. The historical financial statements and related notes thereto of Vertex are filed with this Form 8-K/A. Vertex’s results of operations were included in HWC’s results of operations beginning on October 3, 2016. The unaudited pro forma combined financial information is presented in accordance with Article 11 of Regulation S-X. The accompanying unaudited pro forma combined financial information and the historical consolidated financial information presented therein should be read in conjunction with the historical consolidated financial statements and notes thereto for HWC described above.

The unaudited pro forma combined balance sheet and statements of income include pro forma adjustments which reflect transactions and events that (a) are directly attributable to the Acquisition, (b) are factually supportable, and (c) with respect to the statement of income, do not have a continuing impact on consolidated results. The pro forma adjustments are described in the accompanying combined notes to the unaudited pro forma combined financial information.

The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K/A and result in an allocation of the purchase price based on estimates of the fair value of the assets acquired and liabilities assumed. The fair value of certain assets acquired and liabilities assumed while substantially complete, are subject to completion of our fair value assessment. The estimated fair values of the assets acquired and liabilities assumed are included in the Annual Report on Form 10-K as of and for the year ended December 31, 2016 and quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017.

The unaudited pro forma combined financial information does not reflect any cost savings or other synergies that might result from the transaction. It is provided for informational purposes only and is not necessarily indicative of the combined financial position or results of operation for future periods or the financial position or results that actually would have been realized had the Acquisition occurred during the specified period.

Houston Wire & Cable Company

Unaudited Pro Forma Combined Balance Sheet

As of September 30, 2016

(in thousands, except share data)

	Historical			Pro Forma			Pro Forma
	HWC	Vertex		Adjustments			Combined
ASSETS
Current assets:
Cash	$—		$3	$			$3
Accounts receivable, net	42,929		2,854		20	(a)	45,803
Inventories, net	63,563		14,796		210	(b)	78,569
Income taxes	1,577						1,577
Deferred tax assets	—		94		(94)	(c)	—
Other current assets	—		160		(160)	(d)	—
Prepaids	1,095				46	(e)	1,141
Total current assets	109,164		17,907		22		127,093

Property and equipment, net	10,884		59				10,943

Intangible assets, net	4,734				9,161	(f)	13,895
Goodwill	12,504		5,363		4,609	(g)	22,476
Deferred income taxes	4,090		525		(3,079)	(h)	1,536
Other assets	415		116				531
Total assets	$141,791		$23,970		$10,713		$176,474

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Book overdraft	$1,102	$		$			$1,102
Trade accounts payable	8,488		1,071		63	(i)	9,622

Accrued and other current liabilities	11,053		1,441		(389)	(j)	12,105
Total current liabilities	20,643		2,512		(326)		22,829

Debt	28,619				32,177	(k)	60,796
Other long term obligations	516				320	(l)	836
Total liabilities	49,778		2,512		32,171		84,461

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	—
Common stock, $0.001 par value; 100,000,000 shares authorized: 20,988,952 shares issued: 16,402,204 outstanding at September 30, 2016	21		4,300		(4,300)	(m)	21
Additional paid-in-capital	55,007		—				55,007
Distribution to parent			(16,386)		16,386	(m)	—
Retained earnings	99,374		33,544		(33,544)	(m)	99,374
Treasury stock	(62,389)		—				(62,389)
Total stockholders’ equity	92,013		21,458		(21,458)		92,013
Total liabilities & stockholders’ equity	$141,791		$23,970		$10,713		$176,474

Houston Wire & Cable Company

Unaudited Pro Forma Combined Statement of Income

For the Nine Months Ended September 30, 2016

(in thousands, except share and per share data)

	Historical
	HWC	Vertex	Pro Forma Adjustments		Pro Forma Combined

Sales	$192,387	$22,668	$—		$215,055
Cost of sales	154,513	13,639			168,152
Gross profit	37,874	9,029			46,903

Selling expenses		6,191	(6,191)	(n)	—
General and administrative expenses		722	(722)	(n)	—
Operating expenses:
Salaries and commissions	20,895		3,024	(n)	23,919
Other operating expenses	17,302		3,132	(n)	20,434
Depreciation and amortization	2,198		617	(o)	2,815
Impairment charge	2,384				2,384
Total operating expenses	42,779	6,913	(140)		49,552

Operating income (loss)	(4,905)	2,116	140		(2,649)
Interest expense	453	—	559	(p)	1,012
Income (loss) before income taxes	(5,358)	2,116	(419)		(3,661)
Income tax expense (benefit)	(1,178)	778	(202)	(q)	(602)
Net income (loss)	$(4,180)	$1,338	$(217)		$(3,059)

Earnings (loss) per share:
Basic	$(0.26)				$(0.19)
Diluted	$(0.26)				$(0.19)
Weighted average common shares outstanding:
Basic	16,388,892				16,388,892
Diluted	16,388,892				16,388,892

Dividend declared per share	$0.15				$0.15

Houston Wire & Cable Company

Unaudited Pro Forma Combined Statement of Income

For the Year Ended December 31, 2015

(in thousands, except share and per share data)

	Historical
	HWC	Vertex	Pro Forma Adjustments		Pro Forma Combined
Sales	$308,133	$33,996	$—		$342,129
Cost of sales	242,223	20,794			263,017
Gross profit	65,910	13,202			79,112

Selling expenses		9,011	(9,011)	(r)	—
General and administrative expenses		969	(969)	(r)	—
Operating expenses:
Salaries and commissions	28,537		4,665	(r)	33,202
Other operating expenses	25,023		4,298	(r)	29,321
Depreciation and amortization	2,915		825	(s)	3,740
Impairment charge	3,417				3,417
Total operating expenses	59,892	9,980	(192)		69,680

Operating income	6,018	3,222	192		9,432
Interest expense	901		745	(t)	1,646
Income before income taxes	5,117	3,222	(553)		7,786
Income tax expense	3,073	1,157	(260)	(u)	3,970
Net income	$2,044	$2,065	$(293)		$3,816

Earnings per share:
Basic	$0.12				$0.22
Diluted	$0.12				$0.22
Weighted average common shares outstanding:
Basic	17,012,560				17,012,560
Diluted	17,067,593				17,067,593

Dividends declared per share	$0.42				$0.42

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(in thousands)

1. Basis of Presentation

On October 3, 2016, HWC completed its acquisition of Vertex Corporate Holdings, Inc. (Vertex) in a transaction accounted for using the purchase method of accounting in accordance with ASC Topic 805, Business Combinations. The aggregate cash consideration paid by HWC for the issued and outstanding shares of common stock of Vertex which was subject to a working capital adjustment, resulted in a total consideration paid of $32,177.

The unaudited pro forma combined financial statements are presented as of and for the nine months ended September 30, 2016, and for the year ended December 31, 2015. Certain reclassifications have been reflected from Vertex’s financial statements to conform the presentation to the format used by HWC. Additionally, certain pro forma adjustments have been made to reflect the assets and liabilities of Vertex at fair value. Additional reclassifications may be necessary in the final accounting for the acquisition.

The unaudited pro forma combined financial statements present the combined financial position and results of operations of HWC and Vertex as if the acquisition described above occurred as of September 30, 2016, for purposes of the unaudited pro forma combined balance sheet as of September 30, 2016, and as of January 1, 2015 for purposes of the unaudited pro forma combined statements of income for the year ended December 31, 2015, and for the nine months ended September 30, 2016.

The unaudited pro forma combined financial statements include estimates to adjust the assets and liabilities of Vertex to their respective fair values based on information available at this time. These fair value estimates while substantially complete may vary from the estimates in the final accounting for the acquisition as additional information becomes available, which may result in a change in the amount of goodwill recognized.. These pro forma financial statements have been prepared on the assumption that the acquisition is a stock transaction.

2. Preliminary Purchase Price Allocation

The following table provides information regarding the allocation of the total consideration paid for the Vertex assets acquired and liabilities assumed as of the transaction’s closing date, October 3, 2016:

Total purchase price		$32,177

Net assets acquired	15,598
Other adjustments to reflect assets and liabilities at fair value:
Customer relationships	6,990
Trademark and trade names	2,171
Deferred income tax	(2,554)
		22,205
Pro forma goodwill		9,972
Total:		$32,177

Identifiable intangible assets with an estimated fair value of approximately $9,161 have been identified and included in the unaudited pro forma combined balance sheet. These fair value estimates while substantially complete may vary from the final accounting for the acquisition as additional information becomes available, which may result in a change in the amount of goodwill recognized. The identifiable intangible assets include customer relationships $6,990 (useful life of nine years), and trademarks and trade names $2,171 (indefinite lives). The estimated amortization of these identifiable intangible assets over their respective estimated useful lives has been reflected in the unaudited pro forma combined statements of income.

Any additional adjustments to reflect Vertex assets and liabilities at fair value would affect the pro forma goodwill and may affect depreciation or amortization expense in the future. Accordingly, the final valuation could result in different amounts from the amounts presented in the pro forma information. The final allocation may include additional reserve or tax adjustments and other fair value adjustments.

3. Pro Forma Adjustments

Adjustments to Balance Sheet

At September 30, 2016

(a)	Represents the following adjustments to account receivables
	To record fair market value adjustment	$20

(b)	Represents the following adjustments to inventories
	To record fair market value adjustment	$210

(c)	Represents the following adjustment to current deferred income taxes:
	Reclass of Vertex’s deferred tax asset to long-term	$(94)

(d)	Represents the following adjustment to other current assets
	Reclass to prepaids to conform to HWC’s presentation	$(160)

(e)	Represents the following adjustment to prepaid
	Reclass from (d) above to conform to HWC’s presentation	$160
	To record fair market value adjustment	(114)
	Total:	$46

(f)	Represents the following adjustment to intangible assets:
	To record fair market value adjustment	$9,161

(g)	Represents the following adjustment to goodwill:
	Eliminate the historical Vertex goodwill amount	$(5,363)
	Excess purchase price over the fair market value of the net assets acquired	9,972
	Total:	$4,609

(h)	Represents the following adjustments to long-term deferred income taxes:
	Reclass of Vertex’s deferred tax assets to long-term from (c) above	$(94)
	Elimination of historical balance on a stand-alone basis	(525)
	Deferred tax on above noted adjustments	(2,460)
	Total:	$(3,079)

(i)	Represents the following adjustments to trade accounts payables
	To record fair market value adjustment	$63

(j)	Represents the following adjustments to accrued and other current liabilities
	To record fair market value adjustment	$519
	Elimination of current tax liability on the stand-alone basis, not assumed as part of
	the purchase	(908)
	Total:	$(389)

(k)	Represents the following adjustment to long-term obligations:
	Record debt for funds borrowed to finance the acquisition date purchase price	$32,177

(l)	Record lease fair market value adjustment	$320

(m)	Represents the following adjustment to Vertex’s stockholder’s equity:
	Eliminate historical common stock	$(4,300)
	Eliminate historical distribution to parent	16,386
	Eliminate historical retained earnings	(33,544)
		$(21,458)

Adjustments to Statement of Income

Nine Months ended September 30, 2016

(n)	Reclass operating expenses to conform to HWC’s presentation:

	Selling expenses	$(6,191)
	General and administrative expenses	(722)
	Salaries and commissions	3,024
	Other operating expenses	3,132
	Depreciation and amortization	35
	Interest expense	722
	Total:	$0

(o)	Represents the following adjustments to depreciation and amortization:
	Reclass from (n) above to conform to HWC’s presentation.	$35
	Amortization expense associated with intangible assets	582
	Total:	$617

(p)	Represents the following adjustments to interest expense:
	Reclass from (n) above to conform to HWC’s presentation	$722
	Adjustment to interest expense to reflect cost of borrowings to fund the acquisition	(163)
	Interest associated with borrowings on third party loan agreement to finance the purchase price paid by HWC, at HWC’s acquisition date borrowing rate of 2.3%. A 1/8% increase in the interest rate would increase pre-tax interest expense by approximately $32 for the nine months ended September 30, 2016.
	Total:	$559

(q)	Represents the following adjustment to income taxes:
	The adjustment necessary to reflect as a pro-forma combined basis the correct tax amount for the period.	$(202)

Adjustments to Statement of Income

Year ended December 31, 2015

(r)	Reclass operating expenses to conform to HWC’s presentation.

	Selling expense	$(9,011)
	General and administrative expenses	(969)
	Salaries and commissions	4,665
	Other operating expenses	4,298
	Depreciation and amortization	48
	Interest expense	969
	Total:	$0

(s)	Represents the following adjustments to depreciation and amortization:
	Reclass from (r) above to conform to HWC’s presentation.	$48
	Amortization expense associated with intangible assets	777
	Total:	$825

(t)	Represents the following adjustments to interest expense:
	Reclass from (r) above to conform to HWC’s presentation	$969
	Adjustment to interest expense to reflect cost of borrowings to fund the acquisition	(224)
	Interest associated with borrowings on third party loan agreement to finance the purchase price paid by HWC, at HWC’s acquisition date borrowing rate of 2.3%. A 1/8% increase in the interest rate would increase pre-tax interest expense by approximately $42 for the year ended December 31, 2015
	Total:	$745

(u)	Represents the following adjustment to income taxes:
	The adjustment necessary to reflect as a pro-forma combined basis the correct tax amount for the period.	$(260)